Exhibit 3.17

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

EASYTRIM, LLC

Under Section 211 of the Limited Liability Company Law

IT IS HEREBY CERTIFIED THAT:

FIRST:                                                           The name of the limited liability company is

EASYTRIM, LLC

SECOND:                                            The date of filing of the articles of organization is March 28, 2002.

THIRD:                                                       The amendments effected by this certificate of amendment are as follows:

To amend the name of the company in the first paragraph. The first paragraph shall now read as follows:

FIRST:                                                           The name of the company is:

EUROLEAN RESEARCH, LLC

IN WITNESS WHEREOF, this certificate has been subscribed by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Dated: August 27, 2002

/S/ Eric Klee
Eric Klee, Assistant General Counsel, NBTY Inc., Person Authorized to Sign

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

EASYTRIM, LLC

FILER:

Service Inc.

P.O. Box 871

Albany, NY 12201

CUSTOMER REFERENCE NUMBER:

2

ARTICLES OF ORGANIZATION

OF

EASYTRIM, LLC

Under Section 203 of the Limited Liability Company Law

THE UNDERSIGNED, being a natural person of at least eighteen (18) years of age and acting as the organizer of the limited liability company (the “company”) hereby being formed under Section 203 of the Limited Liability Company Law of the State of New York certifies that:

FIRST:                                                           The name of the limited liability company is:

EASYTRIM, LLC

SECOND:                                            The purpose of the limited liability company is:

To engage in any lawful act or activity for which limited liability companies may be organized under the LLCL.

THIRD:                                                       The county within the State of New York in which the office of the limited liability company is to be located is Suffolk.

FOURTH:                                           The Secretary of State is designated as the agent of the Company upon whom process against the Company may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon the Company is: 90 Orville Drive, Bohemia, NY 11716.

FIFTH:                                                          The Company is to be managed by one or more members.

SIXTH:                                                        The Company shall have the power to indemnify, to the full extent permitted by the LLCL, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

IN WITNESS WHEREOF, the undersigned has subscribed this certificate and hereby affirms the foregoing as true under the penalties of perjury.

Dated: March 28, 2002

/S/ Scott J. Schuster
Scott J. Schuster
Sole Organizer
283 Washington Avenue
Albany, New York 12206

ARTICLES OF ORGANIZATION

OF

EASYTRIM, LLC

FILED BY:

Service Inc.

P.O. Box 871

Albany, NY 12201

CUSTOMER REFERENCE:

Acct #810606